UUNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
-----

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 4, 2019

HOMESTREET, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	HMST	Nasdaq Stock Market LLC

[ ]	Emerging growth Company

[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act.

Explanatory Note

This filing amends Item 7.01 and Item 9.01 of the Current Report on Form 8-K filed November 4, 2019 by HomeStreet, Inc. regarding its third quarter 2019 slide 11.

Item 7.01	Regulation FD Disclosure

The information provided pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing or other document filed by the Company pursuant to the Exchange Act or the Securities Act except as shall be expressly set forth by specific reference in such filing or document. The information provided pursuant to this Item 7.01 shall instead be deemed “furnished.”
On November 4, 2019 HomeStreet, Inc. filed a Form 8-K furnishing a third quarter 2019 slide presentation that executive management intends to use in meetings with institutional investors. On December 12, 2019, we updated slide 11 to reflect revised information. The remainder of the slide presentation remains unchanged. The revised slide presentation is included in its entirety as Exhibit 99.1 to this report and will be available on HomeStreet's investor relations web site at http://ir.homestreet.com. The presentation includes forward looking statements within the meaning of the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and the rules under each of those statutes. Please refer to the registrant’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on November 6, 2019, and our other filings made from time to time with the Securities and Exchange Commission for a list of cautionary statements about facts, circumstances, conditions and risks that may cause us to deviate from the expectations set forth in this presentation.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.
Exhibit 99.1	HomeStreet, Inc. third quarter 2019 slide presentation.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2019

HomeStreet, Inc.

By:	/s/ Mark R. Ruh
Mark R. Ruh
Executive Vice President and Chief Financial Officer